EXHIBIT 10.1
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT was entered into as of May 10, 2000 between SOUTHWEST GAS CORPORATION, a California corporation (the "Company"), and ____________ (the "Employee") with reference to the following facts:

         A. The Company and Employee have previously entered into an Employment Agreement dated as of July 1, 1998 (the "Agreement").

         B. The Company and the Employee have determined that it is in the best interests of both parties to amend the Agreement as set forth below.

         NOW, THEREFORE, the parties agree:

         1. Section 7 of the Agreement is amended by deleting the following paragraph contained therein:

         For purposes of this Agreement, "Cause" shall mean (i) any material breach of any material provision of this Agreement by the Employee which is not cured within 60 days after written notice of such breach by the Company to the Employee, (ii) conviction of the Employee of a felony or crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals), or (iii) any acts or willful malfeasance or gross negligence in a matter of material importance to the Company.

         2. Section 7 of the Agreement is further amended by adding the following paragraph which replaces the paragraph deleted from Section 7:

         For purposes of this Agreement, "Cause" shall mean (i) a material act of theft, misappropriation, or conversion of corporate funds committed by the Employee, or (ii) an Employee's demonstrably willful, deliberate and continued failure to follow reasonable directives of the Board or the President and CEO of the Company which are within Employee's ability to perform. Notwithstanding the foregoing, for the 24-month period following a Change in Control as defined in
Section 9 herein, Employee shall not be deemed to have been terminated for Cause unless and until: (1) there shall have been delivered to Employee a copy of a resolution duly adopted by the Board in good faith at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that Employee was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail; and (2) if Employee contests such finding (or a conclusion that he has failed to timely cure the performance in response thereto), the arbitrator, by final determination in an arbitration proceeding pursuant to Section 11 hereof, has concluded that

Employee's conduct met the standard for termination for Cause above and that the Board conduct met the standards of good faith and satisfied the procedural and substantive conditions of this Section 7 (collectively, the "Necessary Findings"). Employee's costs of the arbitration shall be advanced by the Company and shall be repaid to the Company if the arbitrator makes the Necessary Findings.

         If within sixty (60) days after receipt by Employee of the resolution referred to in the preceding paragraph, Employee notifies the Company that a dispute exists concerning the termination, the termination date of Employee shall be the date as finally determined by mutual written agreement of the parties or by a final and binding arbitration award. During the period until the dispute is finally resolved, Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue Employee as a participant in all compensation, employee benefit, health and welfare and insurance plans, programs, arrangements and perquisites in which Employee was participating or to which he was entitled when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Section shall be repaid to the Company or be offset against or reduce any other amounts due Employee under this Agreement, if appropriate, only upon the final resolution of the dispute.

         3. Section 11 of the Agreement is amended by deleting the following paragraphs contained therein:

         In the event the Company terminates the Employee by reason of his Permanent Disability or for Cause and the Employee disputes the accuracy of the assertion of Permanent Disability or Cause, or in the event the Employee terminates his employment for Good Reason and the Company disputes the accuracy of such assertion of Good Reason, or in the event either party disputes the occurrence of a Change in Control, such dispute shall be resolved through final and binding arbitration in Clark County, Nevada in accordance with the then current commercial arbitration rules of the American Arbitration Association ("Association") or its successor, provided the Employee or the Company files a written demand for arbitration at a regional office of the Association within 30 calendar days following the date the Employee notifies the Company that he disputes the accuracy of the assertion of Permanent Disability or Cause or Change in Control, or the Company notifies the Employee that it disputes the accuracy of the assertion of Good Reason or Change in Control. In no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on the dispute in question would be barred by any applicable statute of limitations. In the event the Arbitrator finds that the termination by the Company was not for Permanent Disability or not for Cause or that the termination by the Employee was for Good Reason, or that a Change in Control has occurred and such issue was challenged by the Company, the Employee shall not be entitled to reinstatement, but shall be entitled to the appropriate benefits under Section 8 or Section 9, as applicable, and payment of his reasonable legal expenses in such arbitration. Any reasonableness of costs and expenses shall be determined by the arbitrator.



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

         Should the employee at any time bring suit against the Company for breach of this Agreement (not including any matter required to be submitted to arbitration pursuant to the foregoing provisions of this Section 11) and obtain judgment in his favor, the Company shall pay his reasonable legal expenses and costs of suit. The provisions of this Section 11 shall in no way limit the right of any party to exercise self-help remedies or to obtain provisional or ancillary relief from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of such remedy shall not waive the right of any party to resort to arbitration. The parties each acknowledge and agree that to any extent any legal proceeding other than arbitration is permitted in this Section 11, the superior Court of the State of Nevada in and for Clark County, and the associated federal and appellate courts, shall have exclusive jurisdiction over such legal proceedings.

         4. Section 11 of the Agreement is further amended by adding the following paragraph which replaces the paragraphs deleted from Section 11:

         Any dispute, controversy or claim arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), the employment relationship, or the subject matter hereof must be submitted to and settled by arbitration conducted before a single arbitrator (chosen from a list of arbitrators provided by the American Arbitration Association with each party hereto taking alternate strikes and the remaining arbitrator hearing the dispute). The arbitration will be conducted in Clark County, Nevada in accordance with the then current rules of the American Arbitration Association or its successor. The arbitration of such issues, including the determination of any amount of damages suffered, will be final and binding upon the parties to the maximum extent permitted by law. The arbitrator in such action will not be authorized to change or modify any provision of the Agreement. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator will award reasonable legal fees and expenses (including arbitration costs) to the prevailing party upon application therefor. The parties consent to the jurisdiction of the Supreme Court of the State of Nevada and of the U.S. District Court for the District of Nevada for all purposes in connection with arbitration, including the entry of judgment of any award.



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

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Employment Agreement as of the date first above written.

                            SOUTHWEST GAS CORPORATION



                                    By:_________________________________
                                    Print Name:_________________________
                                    Its:________________________________




                                    EMPLOYEE


                                   -------------------------------------
                                   [Employee]


             SIGNIFICANT TERMS OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS BY INDIVIDUAL OFFICER

                         Minimum         Incentive         Additional          Severance         Change in control
                         annual         compensation          SERP             benefits              lump-sum
                       base salary       percentage          points         maximum months        salary benefit
                       -----------      ------------      ------------      --------------       -----------------
Michael O. Maffie       $ 475,000           115%            15 points          36 months             36 months
George C. Biehl         $ 220,000            90%            15 points          18 months             30 months
James P. Kane           $ 150,000            90%            10 points          18 months             30 months
James F. Lowman         $ 165,000            75%            10 points          18 months             24 months
Dudley J. Sondeno       $ 164,000            75%            10 points          18 months             24 months
Edward S. Zub           $ 172,000            90%            10 points          18 months             30 months
Thomas J  Armstrong     $ 143,000            75%            10 points          18 months             24 months


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